UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XII, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-21558	59-3078856
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XII, Ltd. (“the Partnership”) identified for sale and sold its properties in Toccoa, Georgia and Fultondale, Alabama. During this time, the Partnership also identified for sale it properties in Crossville, Tennessee; Columbia, Mississippi; Columbus, Georgia; Pensacola, Florida; and Simpsonville, South Carolina.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Williston Real Estate Joint Venture, Bossier City Joint Venture and CNL VIII, X, XII Kokomo Joint Venture which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale or planned sale of the properties listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the aggregate gain from the sale of the properties listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in Williston Real Estate Joint Venture, Bossier City Joint Venture and CNL VIII, X, XII Kokomo Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale and identification for sale of properties and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1) and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the properties identified for sale during 2004 as discontinued operations and to account for the Partnership’s interests in Williston Real Estate Joint Venture, Bossier City Joint Venture and CNL VIII, X, XII Kokomo Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	3

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-12

Financial Statements and Financial Statement Schedules	12-35

Signatures	38

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (4):
Revenues	$3,502,103	$3,378,709	$3,317,292	$3,299,677	$3,127,141
Equity in earnings of unconsolidated joint ventures	157,159	167,573	156,625	273,890	294,553
Income from continuing operations (1)	2,623,454	2,526,910	2,412,457	2,910,812	2,683,050
Discontinued Operations (4):
Revenues	708,563	815,645	938,862	991,427	1,044,915
Income from and gain on disposal of discontinued operations (2)	614,840	1,248,646	855,793	909,404	961,993
Net income	3,238,294	3,775,556	3,268,250	3,820,216	3,645,043
Income per Unit:
Continuing operations	$0.58	$0.56	$0.54	$0.65	$0.60
Discontinued operations	0.14	0.28	0.19	0.20	0.21

	$0.72	$0.84	$0.73	$0.85	$0.81

Cash distributions declared (3)	$3,825,008	$3,937,508	$3,825,008	$3,825,008	$3,825,008
Cash distributions declared per Unit (3)	0.85	0.88	0.85	0.85	0.85
At December 31:
Total assets	$40,377,919	$41,073,730	$41,113,437	$41,181,463	$41,321,633
Partners’ capital	37,900,660	38,487,374	38,649,326	39,206,084	39,210,876

(1)	Income from continuing operations for the years ended December 31, 2001, 2000 and 1999, includes $349,516, $254,405 and $74,714, respectively, from gains on sales of assets. Income from continuing operations for the years ended 2001 and 2000 includes $362,265 and $155,281, respectively, for provisions for write-down of assets.

(2)	Income from and gain on disposal of discontinued operations for the years ended December 31, 2003 and 2002 includes $57,318 and $501,083, respectively, from gain on disposal of discontinued operations. Income from and gain on disposal of discontinued operations for the year ended December 31, 2002 includes $6,584 for provisions for write-down of assets.

(3)	Distributions for the year ended December 31, 2002 include a special distribution to the Limited Partners of $112,500 which represented cumulative excess operating reserves.

(4)	Certain items in prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on August 20, 1991, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), to be leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $48,000 to $228,500. Generally, the leases provide for percentage rent based on sales in excess of a specified amount. In addition, a majority of the leases provide that, commencing in specified lease years (ranging from the third to the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2002 and 2001, the Partnership owned 41 Properties directly and held interests in seven Properties either through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 40 Properties directly and held interests in seven Properties either through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $4,207,689, $4,005,059 and $4,072,821, for the years ended December 31, 2003, 2002, and 2001, respectively. The increase in cash from operating activities during the year ended December 31, 2003, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses. Cash from operating activities during 2002, as compared to 2001, was consistent.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002 and 2001.

In March 2001, Middleburg Joint Venture, in which the Partnership owned an 87.54% interest, sold its Property to the tenant in accordance with the option under its lease agreement to purchase the Property, for $1,900,000. Due to the fact that the joint venture had recorded accrued rental income, representing non-cash amounts that the joint venture had recognized as income since the inception of the lease relating to the straight-lining of future scheduled rent increases in accordance with generally accepted accounting principles, a loss of approximately $61,900 was recorded by the joint venture in March 2001. In April 2001, Middleburg Joint Venture was dissolved in accordance with the joint venture agreement. No gain or loss on the dissolution of the joint venture was incurred. The Partnership received approximately $1,663,300 as a return of capital representing its 87.54% share of the liquidation proceeds of the joint venture. In April 2001, the Partnership used these proceeds to invest in a joint venture arrangement, CNL VIII, X, XII Kokomo Joint Venture, to acquire a Property in Kokomo, Indiana with CNL Income Fund VIII, Ltd. and CNL Income Fund X, Ltd., each of which is a Florida limited partnership and an affiliate of the General Partners. The Partnership accounts for its investment using the equity method since the joint venture agreement requires the consent of all partners on key decisions affecting the operations of the underlying Property. The joint venture acquired this Property from CNL BB Corp., an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the joint venture. The purchase price paid by the joint venture represented the costs incurred by the affiliate to acquire and carry the Property. The Partnership contributed approximately $1,689,600 to acquire the restaurant Property for an 80% interest in the profits and losses of the joint venture.

In September 2001, the Partnership sold its Property in Rialto, California to a third party and received net sales proceeds of approximately $1,382,400 resulting in a gain of approximately $345,300. In October 2001, the Partnership sold its Property in Winter Haven, Florida and received net sales proceeds of approximately

$1,090,300 resulting in a gain of approximately $4,200. In December 2001, the Partnership invested the majority of the net sales proceeds from the sales of these Properties in two Properties, one each in Pasadena and Pflugerville, Texas. The Partnership acquired these Properties from CNL Funding 2001-A, LP, an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership. The purchase price paid by the Partnership represented the costs incurred by the affiliate to acquire and carry the Properties. These transactions, relating to the sales of the Properties and the reinvestment of the proceeds qualified as like-kind exchange transactions for federal income tax purposes.

In April 2002, the Partnership sold its Property in Arlington, Texas to a third party and received net sales proceeds of approximately $1,248,200 resulting in a gain on disposal of discontinued operations of $334,000. In June 2002, the Partnership reinvested the majority of the remaining proceeds from the 2001 sale of the Property in Winter Haven, Florida and the net sales proceeds from the sale of its Property in Arlington, Texas, in a Property in San Antonio, Texas at an approximate cost of $1,287,700. The Partnership acquired this Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Property.

In August 2002, the Partnership sold its Property in Valdosta, Georgia to a third party and received net sales proceeds of approximately $623,700 resulting in a gain on disposal of discontinued operations of approximately $167,100. In September 2002, the Partnership used the proceeds from the sale of this Property to acquire a Property in Clive, Iowa from CNL Net Lease Investors, L.P. (“NLI”), a California Limited Partnership, at an approximate cost of $716,800. The sale of the Property and the reinvestment of the net sales proceeds qualified as a like-kind exchange transaction for federal income tax purposes. During 2002, and prior to the Partnership’s acquisition of this Property, CNL Financial LP Holding, LP (“CFN”), a Delaware Limited Partnership, and CNL Net Lease Investors GP Corp., a Delaware corporation, purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s General Partners owned a 0.1% interest in NLI and served as a General Partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the Property in Clive, Iowa at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the Property. Each CNL entity is an affiliate of the Partnership’s General Partners.

In December 2003, the Partnership sold its Property in Tempe, Arizona to a third party and received net sales proceeds of $673,300 resulting in a gain on disposal of discontinued operations of approximately $57,300. The general partners intend to reinvest the net sales proceeds in an additional Property.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangement in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $2,084,914 in cash and cash equivalents as compared to $1,274,470 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit and money market accounts at commercial banks. The increase in cash and cash equivalents at December 31, 2003 was due to the Partnership holding the proceeds from the sale of the Property in Tempe, Arizona pending reinvestment in an additional Property. As of December 31, 2003, the average interest rate earned on rental income held in demand deposit and money market accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to invest in an additional Property and to meet the Partnership’s working capital needs.

The tenant of the Property in Kingsville, Texas, owned by Kingsville Real Estate Joint Venture, in which the Partnership has a 31.13% interest, did not exercise its option to renew its lease. The lease expired in January 2004. The lost revenues that will result from the loss of this lease will have an adverse effect on net income earned by joint ventures if the joint venture is unable to re-lease the Property in a timely manner.

In December 2003, the Partnership entered into an agreement with a third party to sell its Property in Blue Springs, Missouri. In February 2004, the Partnership entered into a separate agreement with a third party to sell its Property in Toccoa, Georgia. In March 2004, the Partnership sold the Properties and received aggregate net sales proceeds of approximately $2,273,900 resulting in an aggregate gain on the sales of approximately $655,300. The General Partners intend to use the proceeds received from the sales to invest in additional Properties.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operating activities remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current cash from operations, the Partnership declared distributions to the Limited Partners of $3,825,008 for each of the years ended December 31, 2003 and 2001. The Partnership declared distributions of $3,937,508 for the year ended December 31, 2002. Distributions during the year ended December 31, 2002 included $112,500 in a special distribution representing cumulative excess operating reserves. This represents a distribution of $0.85 per Unit for the years ended December 31, 2003 and 2001 and $0.88 per Unit for the year ended December 31, 2002. No distributions were made to the General Partners during the years ended December 31, 2003, 2002 and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002, and 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the year ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $19,503 and $21,044, respectively, to affiliates for operating expenses and accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities including distributions payable decreased to $1,240,486 at December 31, 2003, from $1,327,475 at December 31, 2002, primarily as a result of a decrease in distributions payable. The decrease was partially offset by an increase in accounts payable and accrued expenses. The General Partners believe that the Partnership has sufficient cash on hand to meet its working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

In December 2003, the Partnership entered into an agreement to sell the Property in Blue Springs, Missouri. The Partnership sold this Property in March 2004.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $3,466,123 during the year ended December 31, 2003 as compared to $3,342,256 for the same period of 2002. The increase in rental revenues from continuing operations during 2003 was primarily attributable to the Partnership reinvesting the proceeds from the 2002 sales of the Properties in Arlington, Texas and Valdosta, Georgia in a Property in San Antonio, Texas in June 2002 and a Property in Clive, Iowa in September 2002.

The Partnership also earned $22,396 in contingent rental income for the year ended December 31, 2003 as compared to $24,431 for the same period of 2002. The decrease in contingent rental income was due to a decrease in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

For the year ended December 31, 2003, the Partnership earned $157,159 as compared to $167,573 during the same period of 2002 attributable to the net income earned by unconsolidated joint ventures in which the Partnership is a co-venturer. Net income earned by unconsolidated joint ventures decreased slightly during 2003, as compared to the same period of 2002, due to the fact that Kingsville Real Estate Joint Venture, in which the Partnership owns a 31.13% interest, recorded a provision for write-down of assets in the amount of $30,800, relating to its property in Kingsville, Texas, because the tenant of the property did not exercise its option to renew its lease. The lease expired in January 2004. The provision represented the difference between the carrying value of the property at December 31, 2003 and its estimated fair value. The lost revenues that will result from the loss of this lease will have an adverse effect on net income earned by joint ventures if the joint venture is unable to re-lease the Property in a timely manner.

During the year ended December 31, 2003, two lessees (or groups of affiliated tenants) of the Partnership, Jack in the Box Inc. and Jack in the Box Eastern Division, L.P. (which are affiliated entities under common control of Jack in the Box Inc.) (hereinafter referred to as “Jack in the Box Inc.”) and Flagstar Enterprises, Inc., each contributed more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of rental revenues from unconsolidated joint ventures and a Property owned with an affiliate of the General Partners as tenants-in-common). As of December 31, 2003, Jack in the Box Inc. was the lessee under leases relating to eight restaurants and Flagstar Enterprises, Inc. was the lessee under leases relating to 11 restaurants. It is anticipated that based on the minimum rental payments required by the leases, that these tenants will each continue to contribute more than 10% of the Partnership’s total rental revenues during 2004. In addition, during the year ended December 31, 2003, four Restaurant Chains, Jack in the Box, Denny’s, Hardee’s and Long John Silver’s each accounted for more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of rental revenues from unconsolidated joint ventures and a Property owned with an affiliate of the General Partners as tenants-in-common). In 2004, it is anticipated that these four Restaurant Chains each will continue to account for more than 10% of the Partnership’s total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

Operating expenses, including depreciation and amortization expense were $923,338 for the year ended December 31, 2003 as compared to $906,157 for the same period of 2002. The increase in operating expenses was primarily attributable to an increase in depreciation expense as a result of the acquisition of the Properties in San Antonio, Texas and Clive, Iowa, as described above. The increase in operating expenses during 2003 was partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties.

During the year ended December 31, 2002, the Partnership identified and sold two Properties that were classified as discontinued operations in the accompanying financial statements. The Partnership recognized a gain on disposal of discontinued operations of approximately $501,100 relating to these Properties. During 2003, the Partnership identified and sold its Property in Tempe, Arizona to a third party and received net sales proceeds of approximately $673,300 resulting in a gain on disposal of discontinued operations of approximately $57,300. The Partnership recorded a provision for write-down of assets in the amount of approximately $57,700 relating to this Property. The provision represented the difference between the carrying value of the property and its estimated fair value. In addition, during 2003, the Partnership identified for sale its Properties in Blue Springs, Missouri and Black Mountain, North Carolina. These Properties are classified as discontinued operations in the accompanying financial statements. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $83,813 and $299,687 during the years ended December 31, 2003 and 2002, respectively, relating to these Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $473,709 and $447,876 during the years ended December 31, 2003 and 2002, respectively, relating to seven Properties that were identified for sale during the nine months ended September 30, 2004. The financial results for these Properties are reflected as discontinued operations in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $3,342,256 during the year ended December 31, 2002 as compared to $3,202,717 for the same period of 2001. The increase in rental revenues from continuing operations during 2002 was primarily due to the Partnership reinvesting the majority of the net sales proceeds from the 2001 sales of the Properties in Rialto, California and Winter Haven, Florida in Properties in Pflugerville and Pasadena, Texas in December 2001. The increase in rental revenues from continuing operations was also partially attributable to the Partnership reinvesting the proceeds from the sale of the Property in Arlington, Texas in a Property in San Antonio, Texas.

The Partnership also earned $24,431 in contingent rental income for the year ended December 31, 2002 as compared to $17,402 for the same period of 2001. The increase in contingent rental income was due to an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

For the year ended December 31, 2002, the Partnership earned $167,573 as compared to $156,625 during the same period of 2001 attributable to the net income earned by unconsolidated joint ventures in which the Partnership is a co-venturer. Net income earned by unconsolidated joint ventures was lower during the year ended December 31, 2001, because Middleburg Joint Venture, in which the Partnership owned an 87.54% interest, sold it’s Property and recorded a loss on sale of assets of approximately $61,900. The Partnership subsequently dissolved the joint venture in accordance with the joint venture agreement.

During the year ended December 31, 2002, the Partnership also earned $12,022 as compared to $97,173 for the same period of 2001 in interest and other income. Interest and other income was lower during 2002 due to a decrease in the average cash balance as a result of the reinvestment of sales proceeds received in 2001 and due to a decline in interest rates.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $906,157 for the year ended December 31, 2002 as compared to $1,306,589 for the same period of 2001. Operating expenses were higher during 2001 as a result of the Partnership recording a provision for write-down of assets of $362,265 relating to the Properties in Winter Haven, Florida and Albany, Georgia. The provision represented the difference between the net carrying value of the Properties and their estimated fair value. The tenant of the Property in Winter Haven, Florida ceased rental payments to the Partnership and vacated the Property. The tenant of the Property in Albany, Georgia terminated its lease with the Partnership. The Partnership sold the Property in Winter Haven, Florida in December 2001 and re-leased the Property in Albany, Georgia in January 2001 to a new tenant with lease terms substantially the same as the Partnership’s other leases. In addition, operating expenses were higher during 2001, because the Partnership incurred certain expenses, such as repairs and maintenance, insurance and real estate taxes in connection with the Property in Winter Haven, Florida before it was sold. This Property was sold in December 2001 and the Partnership will not continue to incur expenses related to this Property. The decrease in operating expenses during 2002 was also attributable to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. Depreciation expense increased due to the acquisitions of the Properties in San Antonio, Texas and Clive, Iowa. Although these Properties replaced two properties that were sold in 2002, the expenses related to disposed Properties are reported as discontinued operations in the financial statements as required by Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

As a result of the sale of the Properties in Rialto, California and Winter Haven, Florida the Partnership recognized a gain on sale of assets of approximately $349,500 during the year ended December 31, 2001. Because these Properties were identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations relating to these Properties were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified and sold two Properties that were classified as discontinued operations in the accompanying financial statements. The Partnership recognized a gain on disposal of discontinued operations of approximately $501,100 relating to these Properties. The Partnership recognized net rental income (rental revenues less Property related expenses) of $299,687 and $403,014 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $447,876 and $452,779 during the years ended December 31, 2002 and 2001, respectively, relating to seven Properties that were identified for sale during the nine months ended September 30, 2004.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases, and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Williston Real Estate Joint Venture, Bossier City Joint Venture and CNL VIII, X, XII Kokomo Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XII, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XII, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$24,930,214	$24,681,140
Net investment in direct financing leases	6,624,240	7,618,576
Real estate held for sale	1,875,108	2,624,706
Investment in joint ventures	1,749,787	1,783,799
Cash and cash equivalents	2,084,914	1,274,470
Certificates of deposit	550,991	541,162
Receivables, less allowance for doubtful accounts of $170,957 and $49,248, respectively	9,454	460
Accrued rental income, less allowance for doubtful accounts of $9,061 in 2003 and 2002	2,505,631	2,495,717
Other assets	47,580	53,700

	$40,377,919	$41,073,730

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$25,794	$7,618
Real estate taxes payable	16,504	18,488
Distributions payable	956,252	1,068,752
Due to related parties	19,503	21,044
Rents paid in advance and deposits	241,936	232,617

Total liabilities	1,259,989	1,348,519
Commitment (Note 11)
Minority interests	1,217,270	1,237,837
Partners’ capital	37,900,660	38,487,374

	$40,377,919	$41,073,730

See accompanying notes to financial statements.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,957,142	$2,727,637	$2,517,639
Earned income from direct financing leases	508,981	614,619	685,078
Contingent rental income	22,396	24,431	17,402
Interest and other income	13,584	12,022	97,173

	3,502,103	3,378,709	3,317,292

Expenses:
General operating and administrative	283,840	309,300	327,738
Property related	17,258	27,034	94,851
Management fees to related parties	44,730	42,279	40,719
State and other taxes	43,004	49,763	49,739
Depreciation and amortization	534,506	477,781	431,277
Provision for write-down of assets	—	—	362,265

	923,338	906,157	1,306,589

Income before gain on sale of assets, minority interests and equity in earnings of unconsolidated joint ventures	2,578,765	2,472,552	2,010,703
Gain on sale of assets	—	—	349,516
Minority interests	(112,470)	(113,215)	(104,387)
Equity in earnings of unconsolidated joint ventures	157,159	167,573	156,625

Income from continuing operations	2,623,454	2,526,910	2,412,457

Discontinued operations
Income from discontinued operations	557,522	747,563	855,793
Gain on disposal of discontinued operations	57,318	501,083	—

	614,840	1,248,646	855,793

Net income	$3,238,294	$3,775,556	$3,268,250

Income per limited partner unit
Continuing operations	$0.58	$0.56	$0.54
Discontinued operations	0.14	0.28	0.19

	$0.72	$0.84	$0.73

Weighted average number of limited partner units outstanding	4,500,000	4,500,000	4,500,000

See accompanying notes to financial statements.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$258,109	$45,000,000	$(29,950,059)	$29,271,578	$(5,374,544)	$39,206,084
Distributions to limited partners ($0.85 per limited partner unit)	—	—	—	(3,825,008)	—	—	(3,825,008)
Net income	—	—	—	—	3,268,250	—	3,268,250

Balance, December 31, 2001	1,000	258,109	45,000,000	(33,775,067)	32,539,828	(5,374,544)	38,649,326
Distributions to limited partners ($0.88 per limited partner unit)	—	—	—	(3,937,508)	—	—	(3,937,508)
Net income	—	—	—	—	3,775,556	—	3,775,556

Balance, December 31, 2002	1,000	258,109	45,000,000	(37,712,575)	36,315,384	(5,374,544)	38,487,374
Distributions to limited partners ($0.85 per limited partner unit)	—	—	—	(3,825,008)	—	—	(3,825,008)
Net income	—	—	—	—	3,238,294	—	3,238,294

Balance, December 31, 2003	$1,000	$258,109	$45,000,000	$(41,537,583)	$39,553,678	$(5,374,544)	$37,900,660

See accompanying notes to financial statements.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$3,238,294	$3,775,556	$3,268,250

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	569,140	526,427	507,973
Amortization of net investment in direct financing leases	227,825	192,126	155,152
Amortization	22,771	5,348	5,352
Minority interest	112,470	113,215	104,387
Equity in earnings of unconsolidated joint ventures, net of distributions	33,729	32,367	91,014
Gain on sale of assets	(57,318)	(501,083)	(349,516)
Provisions for write-down of assets	57,706	6,584	362,265
Decrease (increase) in receivables	(18,823)	5,175	188,549
Decrease (increase) in interest receivable	—	3,944	(33,830)
Decrease (increase) in other assets	1,973	(5,236)	6,800
Increase in accrued rental income	(4,048)	(216,382)	(323,729)
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	15,569	(2,865)	(19,057)
Increase (decrease) in due to related parties	(1,541)	(4,841)	2,858
Increase in due from related parties	—	24,986	9,960
Increase in rents paid in advance and deposits	9,942	49,738	96,393

Total adjustments	969,395	229,503	804,571

Net cash provided by operating activities	4,207,689	4,005,059	4,072,821

Cash flows from investing activities:
Proceeds from sale of real estate properties	673,301	1,871,865	2,472,661
Additions to real estate properties with operating leases	—	(1,934,242)	(4,590,806)
Liquidating distribution from joint venture	—	—	1,663,260
Collection on mortgage note receivable	—	—	43,760

Net cash provided by (used in) investing activities	673,301	(62,377)	(411,125)

Cash flows from financing activities:
Contributions from holder of minority interest	—	—	422,402
Distributions to limited partners	(3,937,508)	(3,825,008)	(3,825,008)
Distributions to holders of minority interests	(133,038)	(145,504)	(118,251)

Net cash used in financing activities	(4,070,546)	(3,970,512)	(3,520,857)

Net increase (decrease) in cash and cash equivalents	810,444	(27,830)	140,839
Cash and cash equivalents at beginning of year	1,274,470	1,302,300	1,161,461

Cash and cash equivalents at end of year	$2,084,914	$1,274,470	$1,302,300

See accompanying notes to financial statements.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Years Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$956,252	$1,068,752	$956,252

See accompanying notes to financial statements.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business - CNL Income Fund XII, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators or franchisees of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records the acquisitions of real estate properties at cost, including acquisition and closing costs. Real estate properties are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $560,800, $540,000, and $516,800, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while a majority of the land portion of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Substantially all leases are for 10 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their fair values.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures - The Partnership accounts for its 59.05% interest in Williston Real Estate Joint Venture, its 55% interest in Bossier City Joint Venture and its 80% interest in CNL VIII, X, XII Kokomo Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the Partnership’s consolidated joint ventures. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in Des Moines Real Estate Joint Venture, Kingsville Real Estate Joint Venture, Columbus Joint Venture, and a property in Colorado Springs, Colorado held as tenants-in-common with affiliates of the General Partners are accounted for using the equity method.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs - Other assets include brokerage fees associated with negotiating leases and are amortized over the term of the new lease using the straight-line method.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 - Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Williston Real Estate Joint Venture, Bossier City Joint Venture and CNL VIII, X, XII Kokomo Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$12,941,700	$12,941,700
Buildings	15,482,645	14,681,510

	28,424,345	27,623,210
Less accumulated depreciation	(3,494,131)	(2,942,070)

	$24,930,214	$24,681,140

In June 2002, the Partnership reinvested the proceeds from the sale of its property in Arlington, Texas and the remaining proceeds from the 2001 sale of the property in Winter Haven, Florida in a property in San Antonio, Texas. In September 2002, the Partnership reinvested the proceeds from the sale of a property in Valdosta, Georgia in a property in Clive, Iowa (see Note 5).

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$3,246,911
2005	3,284,033
2006	3,298,589
2007	3,311,322
2008	3,326,204
Thereafter	17,775,949

	$34,243,008	(1)

(1)	Excludes one property which was classified as real estate held for sale and two properties that sold in 2004.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$9,267,226	$11,469,471
Estimated residual values	2,508,667	2,748,367
Less unearned income	(5,151,653)	(6,599,262)

Net investment in direct financing leases	$6,624,240	$7,618,576

The following is a schedule of future minimum lease payments to be received on the direct financing leases at December 31, 2003:

2004	$910,474
2005	910,474
2006	910,474
2007	910,474
2008	966,840
Thereafter	4,179,578

	$8,788,314	(1)

(1)	Excludes one property which was classified as real estate held for sale and two properties that sold in 2004.

During 2003, the leases relating to the properties in Tempe and Phoenix, Arizona were amended. As a result, the Partnership reclassified the assets from net investment in direct financing leases to real estate properties with operating leases.

4.	Investment in Joint Ventures

As of December 31, 2003, the Partnership had an 18.61%, a 31.13%, and a 27.72%, interest in the profits and losses of Des Moines Real Estate Joint Venture, Kingsville Real Estate Joint Venture and Columbus Joint Venture, respectively. The remaining interests in these joint ventures are held by affiliates of the Partnership which have the same general partners. The Partnership also has a 57% interest in a property in Colorado Springs, Colorado, with an affiliate of the general partners, as tenants in common.

During the year ended December 31, 2003, Kingsville Real Estate Joint Venture recorded a provision for write-down of assets in the amount of $30,800, relating to its property in Kingsville, Texas because the tenant of the property did not exercise its option to renew its lease. The lease expired in January 2004. The provision represented the difference between the carrying value of the property at December 31, 2003 and its estimated fair value.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures - Continued

Des Moines Real Estate Joint Venture, Kingsville Real Estate Joint Venture, Columbus Joint Venture, and the Partnership and affiliates, in a tenancy in common arrangement, each own one property.

The following presents the joint ventures’ combined, condensed financial information at December 31:

	2003	2002
Real estate properties with operating leases, net	$4,020,227	$4,149,475
Cash	46,920	26,831
Receivables	—	153
Accrued rental income	208,761	185,867
Other assets	—	97
Liabilities	53,148	31,863
Partners’ capital	4,222,760	4,330,560

	Years Ended December 31,
	2003	2002	2001
Revenues	$511,509	$511,508	$512,494
Expenses	(103,045)	(102,707)	(103,949)
Provision for write-down of assets	(30,800)	—	—

Net Income	$377,664	$408,801	$408,545

The Partnership recognized income totaling $157,159, $167,573, and $156,625, for the years ended December 31, 2003, 2002, and 2001, respectively, from these joint ventures and the property held as tenants-in-common with affiliates.

5.	Discontinued Operations

In April 2002, the Partnership sold its property in Arlington, Texas to a third party and received net sales proceeds of approximately $1,248,200 resulting in a gain on disposal of discontinued operations of $334,000. In August 2002, the Partnership sold its property in Valdosta, Georgia to a third party and received net sales proceeds of approximately $623,700 resulting in a gain on disposal of discontinued operations of approximately $167,100. During 2003, the Partnership identified three additional properties for sale. As a result, the properties were reclassified from real estate properties with operating leases and investment in direct financing leases to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amounts or fair value, less cost to sell. In December 2003, the Partnership sold one

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations - Continued

of these properties, in Tempe, Arizona, to a third party and received net sales proceeds of approximately $673,300 resulting in a gain on disposal of discontinued operations of approximately $57,300. The financial results of these properties are reflected as Discontinued Operations in the accompanying financial statements.

During 2004, the Partnership identified for sale its properties in Toccoa and Columbus, Georgia; Fultondale, Alabama; Pensacola, Florida; Columbia, Mississippi; Simpsonville, South Carolina; and Crossville, Tennessee. The financial results for these properties are reflected as discontinued operations in the accompanying financial statements.

The operating results of the discontinued operations for the above properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$702,500	$815,645	$938,862
Interest and other income	6,063	—	—
Expenses	(93,335)	(61,498)	(83,069)
Provision for write-down of assets	(57,706)	(6,584)	—

Income from discontinued operations	$557,522	$747,563	$855,793

6.	Allocations and Distributions

From inception through December 31, 1999, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. Distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners is subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their invested capital contributions (the “Limited Partners’ 10% Return”).

From inception through December 31, 1999, net sales proceeds from the sale of properties, not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their Limited Partners’ 10% Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds were are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii)

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions - Continued

third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003 and 2001, the Partnership declared distributions to the limited partners of $3,825,008. During the year ended December 31, 2002, the Partnership declared distributions of $3,937,508 which included a special distribution of $112,500 representing cumulative excess operating reserves. No distributions have been made to the general partners to date.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$3,238,294	$3,775,556	$3,268,250
Effect of timing differences relating to depreciation	(32,461)	(72,485)	(81,441)
Effect of timing differences relating to amortization	400	400	333
Direct financing leases recorded as operating leases for tax reporting purposes	227,826	192,124	155,151
Provision for write-down of assets	57,706	—	362,265
Effect of timing differences relating to gains/losses on real estate property sales	(22,713)	(501,083)	(338,327)
Effect of timing differences relating to equity in earnings of joint ventures	17,795	(4,898)	189,459
Effect of timing differences relating to allowance for doubtful accounts	121,709	—	20,678
Accrued rental income	(4,048)	(209,798)	(322,975)
Rents paid in advance	30,221	54,266	97,892
Effect of timing differences relating to minority interest	(18,123)	(7,739)	2,783
Other	(454)	(1,768)	—

Net income for federal income tax purposes	$3,616,152	$3,224,575	$3,354,068

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor a management fee of one percent of the sum of gross revenues from properties owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. The Partnership incurred management fees of $44,730, $42,279 and $40,719, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to receipt by the Limited Partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s advisor and its affiliates provided accounting and administrative services to the Partnership. The Partnership incurred $166,848, $208,335, and $247,697 for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The amounts due to related parties at December 31, 2003 and 2002, totaled $19,503 and $21,044, respectively.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk

The following schedule presents rental revenues from individual lessees, or affiliated groups of lessees, each representing more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of rental revenues from unconsolidated joint ventures and the property held with an affiliate as tenants-in-common) for each of the years ended December 31:

	2003	2002	2001
Jack in the Box Inc. and Jack in the Box Eastern Division, L.P.	$795,619	$829,799	$994,523
Flagstar Enterprises, Inc.	765,328	772,787	789,361

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of rental revenues from unconsolidated joint ventures and the property owned with an affiliate as tenants-in-common), for each of the years ended December 31:

	2003	2002	2001
Jack in the Box	$795,619	$829,799	$994,523
Hardee’s	765,328	772,787	789,361
Denny’s	700,556	785,859	684,816
Long John Silver’s	467,003	447,498	463,546

Although the Partnership’s properties have some geographic diversity in the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$878,260	$879,109	$902,173	$842,561	$3,502,103
Equity in earnings of unconsolidated joint ventures	42,165	42,036	40,708	32,250	157,159
Income from continuing operations	618,278	670,357	692,049	642,770	2,623,454
Discontinued Operations (1):
Revenues	171,912	175,169	169,300	192,182	708,563
Income from and gain on disposal of discontinued operations	144,841	165,667	76,478	227,854	614,840
Net income	763,119	836,024	768,527	870,624	3,238,294
Income per limited partner unit:
Continuing operations	$0.14	$0.15	$0.15	$0.14	$0.58
Discontinued operations	0.03	0.04	0.02	0.05	0.14

	$0.17	$0.19	$0.17	$0.19	$0.72

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$835,209	$844,360	$871,072	$828,068	$3,378,709
Equity in earnings of unconsolidated joint ventures	41,728	41,738	41,972	42,135	167,573
Income from continuing operations	576,623	642,533	672,830	634,924	2,526,910
Discontinued operations (1):
Revenues	232,840	215,995	202,444	164,366	815,645
Income from and gain on disposal of discontinued operations	214,969	534,281	356,413	142,983	1,248,646
Net income	791,592	1,176,814	1,029,243	777,907	3,775,556
Income per limited partner unit:
Continuing operations	$0.13	$0.14	$0.15	$0.14	$0.56
Discontinued operations	0.05	0.12	0.08	0.03	0.28

	$0.18	$0.26	$0.23	$0.17	$0.84

(1)	Certain items in prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale as of September 30, 2004 are reported as discontinued operations for all periods presented.

11.	Commitment

In December 2003, the Partnership entered into an agreement with a third party to sell the property in Blue Springs, Missouri.

12.	Subsequent Events

In March 2004, the Partnership sold its properties in Toccoa, Georgia and Blue Springs, Missouri for approximately $2,349,200 and received aggregate net sales proceeds of approximately $2,273,900 resulting in an aggregate gain on the sales of approximately $655,300 which will be recognized in the first quarter of 2004.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1. Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2. Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)				Accumulated Depreciation		Date of Construction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improvements	Carrying Costs	Land	Buildings and Improvements		Total
Properties the Partnership has Invested in Under Operating Leases:
Burger King Restaurant:
Natchitoches, Louisiana	—	$152,329	—	$489,366	—	$152,329	$489,366		$641,695	$175,855		1993	12/92	(b	)
Denny’s Restaurants:
St. Ann, Missouri (k)	—	338,826	302,975	—	—	338,826	302,975		641,801	52,695		1993	11/92	(k	)
Phoenix, Arizona (o)	—	456,306	390,839	—	—	456,306	390,839		847,145	17,611		1993	11/92	(o	)
Columbus, Georgia (g)	—	125,818	314,690	—	—	125,818	314,690		440,508	108,364		1980	01/93	(g	)
Tempe, Arizona (o)	—	709,275	410,295	—	—	709,275	410,295		1,119,570	18,810		1982	02/93	(o	)
Golden Corral Family Steakhouse Restaurants:
Arlington, Texas	—	711,558	1,159,978	—	—	711,558	1,159,978		1,871,536	428,290		1992	12/92	(b	)
Kokomo, Indiana	—	644,163	1,397,579	—	—	644,163	1,397,579		2,041,742	128,110		2000	04/01	(b	)
Hardee’s Restaurants:
Crossville, Tennessee	—	290,136	334,350	—	—	290,136	334,350		624,486	122,873		1992	12/92	(b	)
Toccoa, Georgia	—	208,847	—	—	—	208,847	(f	)	208,847	(f	)	1992	12/92	(d	)
Columbia, Mississippi	—	134,810	—	—	—	134,810	(f	)	134,810	(f	)	1991	01/93	(d	)
Pensacola, Florida	—	277,236	—	—	—	277,236	(f	)	277,236	(f	)	1993	03/93	(d	)
Columbia, South Carolina	—	325,674	—	—	—	325,674	(f	)	325,674	(f	)	1991	05/93	(d	)
Simpsonville, South Carolina	—	239,494	—	—	—	239,494	(f	)	239,494	(f	)	1992	06/93	(d	)
Indian Trail, North Carolina	—	298,938	—	—	—	298,938	(f	)	298,938	(f	)	1992	07/93	(d	)
Clarksville, Georgia	—	160,478	415,540	—	—	160,478	415,540		576,018	144,392		1992	07/93	(b	)
IHOP Restaurant:
Bossier City, Louisiana	—	453,016	866,191	—	—	453,016	866,191		1,319,207	120,032		1998	11/99	(b	)
Jack in the Box Restaurants:
Spring, Texas	—	564,164	510,639	—	—	564,164	510,639		1,074,803	186,576		1993	01/93	(b	)
Houston, Texas	—	360,617	659,805	—	—	360,617	659,805		1,020,422	241,087		1993	01/93	(b	)
Grapevine, Texas	—	471,367	590,988	—	—	471,367	590,988		1,062,355	215,944		1992	01/93	(b	)
Phoenix, Arizona	—	294,773	527,466	—	—	294,773	527,466		822,239	193,257		1992	01/93	(b	)
Petaluma, California	—	534,076	800,780	—	—	534,076	800,780		1,334,856	292,591		1993	01/93	(b	)
Willis, Texas	—	569,077	427,381	—	—	569,077	427,381		996,458	155,494		1993	02/93	(b	)
Houston, Texas	—	368,758	663,022	—	—	368,758	663,022		1,031,780	241,234		1993	02/93	(b	)
KFC Restaurant:
Las Cruces, New Mexico	—	175,905	—	—	—	175,905	(f	)	175,905	(f	)	1990	03/93	(d	)
Krispy Kreme Doughnuts Restaurant:
Clive, Iowa (m)	—	306,431	410,366	—	—	306,431	410,366		716,797	20,270		1995	09/02	(b	)
Krystal Restaurant:
Pooler, Georgia	—	410,085	598,982	—	—	410,085	598,982		1,009,067	74,043		2000	04/00	(b	)

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)						Accumulated Depreciation		Date of Construction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improvements	Carrying Costs	Land		Buildings and Improvements		Total
Long John Silver’s Restaurants:
Clarksville, Tennessee (i)	—	166,283	384,574	—	—	166,283		384,574		550,857		69,911		1993	03/93	(i	)
El Paso, Texas	—	314,270	—	—	—	314,270		(f	)	314,270		(f	)	1993	06/93	(d	)
Tucson, Arizona	—	277,378	245,385	—	—	277,378		245,385		522,763		85,766		1992	07/93	(b	)
Asheville, North Carolina (j)	—	213,536	453,223	—	—	213,536		453,223		666,759		80,527		1993	08/93	(j	)
Taco Cabana Restaurants:
Pflugerville, Texas	—	674,782	816,449	—	—	674,782		816,449		1,491,231		56,699		2000	12/01	(b	)
Pasadena, Texas	—	477,192	510,374	—	—	477,192		510,374		987,566		35,446		2000	12/01	(b	)
Houston, Texas (n)	—	616,685	671,028	—	—	616,685		671,028		1,287,713		35,416		1997	06/02	(b	)
Other:
Albany, Georgia (l)	—	378,547	765,736	—	—	378,547		765,736		1,144,283		104,424		1991	12/92	(l	)
Statesville, North Carolina (h)	—	240,870	334,643	30,000	—	240,870		364,644		605,514		88,414		1993	04/93	(h	)

		$12,941,700	$14,963,278	$519,366	—	$12,941,700		$15,482,645		$28,424,345		$3,494,131

Properties the Partnership has Invested in Under Direct Financing Leases:
Denny’s Restaurant:
Amherst, Ohio	—	$127,672	$169,928	$316,796	—	(f	)	(f	)	(f	)			1987	07/93	(e	)
Hardee’s Restaurants:
Toccoa, Georgia	—	—	437,938	—	—	—		(f	)	(f	)	(d	)	1992	12/92	(d	)
Fultondale, Alabama	—	173,015	—	636,480	—	(f	)	(f	)	(f	)			1993	12/92	(e	)
Poplarville, Mississippi	—	138,019	—	444,485	—	(f	)	(f	)	(f	)			1993	01/93	(e	)
Columbia, Mississippi	—	—	367,836	—	—	—		(f	)	(f	)	(d	)	1991	01/93	(d	)
Pensacola, Florida	—	—	—	450,193	—	—		(f	)	(f	)	(d	)	1993	03/93	(d	)
Columbia, South Carolina	—	—	452,333	—	—	—		(f	)	(f	)	(d	)	1991	05/93	(d	)
Simpsonville, South Carolina	—	—	517,680	—	—	—		(f	)	(f	)	(d	)	1992	06/93	(d	)
Indian Trail, North Carolina	—	—	496,110	—	—	—		(f	)	(f	)	(d	)	1992	07/93	(d	)
Williston, Florida	—	150,143	499,071	—	—	(f	)	(f	)	(f	)			1993	02/93	(e	)
KFC Restaurant:
Las Cruces, New Mexico	—	—	224,790	—	—	—		(f	)	(f	)	(d	)	1990	03/93	(d	)
Long John Silver’s Restaurants:
Murfreesboro, Tennessee	—	174,746	555,186	—	—	(f	)	(f	)	(f	)			1989	02/93	(e	)
El Paso, Texas	—	—	—	371,286	—	—		(f	)	(f	)	(d	)	1993	06/93	(d	)
Chattanooga, Tennessee	—	142,627	584,320	—	—	(f	)	(f	)	(f	)			1993	07/93	(e	)

		$906,222	$4,305,192	$2,219,240	—

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$21,926,987	$2,177,997
Reclassified to operating lease (k)	1,383,763	—
Acquisitions	4,590,806	—
Dispositions	(2,212,588)	(178,245)
Depreciation expense	—	447,905

Balance, December 31, 2001	25,688,968	2,447,657
Acquisitions	1,934,242	—
Depreciation expense	—	494,413

Balance, December 31, 2002	27,623,210	2,942,070
Reclassified to operating lease (o)	801,135	—
Depreciation expense	—	552,061

Balance, December 31, 2003	$28,424,345	$3,494,131

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Properties owned by the consolidated joint ventures was $37,061,537 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(e)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(g)	Effective January 1994, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease to an operating lease. The building was recorded at net book value and depreciated over its remaining estimated life of approximately 29 years.

CNL INCOME FUND XII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION - CONTINUED

December 31, 2003

(h)	Effective June 1998, the lease for this Property was amended, resulting in a reclassification of the building portion of the lease to an operating lease. The building was recorded at net book value and depreciated over its remaining estimated life of approximately 25 years.

(i)	Effective October 1999, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value and depreciated over its remaining estimated life of approximately 23 years.

(j)	Effective October 1999, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value and depreciated over its remaining life of approximately 24 years.

(k)	Effective January 2000, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value and depreciated over its remaining estimated life of approximately 23 years.

(l)	Effective January 2001, the lease for this Property was terminated, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value and depreciated over its remaining life of approximately 22 years.

(m)	During 2002, the Partnership purchased the land and building from CNL Net Lease Investors, L.P., an affiliate of the General Partners, for an aggregate cost of $716,797.

(n)	During 2002, the Partnership purchased the land and building from CNL 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of $1,287,713.

(o)	Effective February 2003, the leases for these Properties were amended, resulting in the reclassification of the building portion of the leases as an operating lease. The building was recorded at net book value and depreciated over its remaining estimated life of approximately 20 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XII, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer